Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements File Nos. 333-157524 and 333-163761 on Form S-8 of ESSA Bancorp, Inc. of our report dated December 14, 2018, relating to our audit of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of ESSA Bancorp, Inc. for the year ended September 30, 2018.

/s/ S. R. Snodgrass, P.C.

Wexford, Pennsylvania

December 14, 2018